Exhibit 5.1

Walder Wyss Ltd. Seefeldstrasse 123 P.O. Box 8034 Zurich Switzerland Telephone +41 58 658 58 58 Fax +41 58 658 59 59 www.walderwyss.com

To:

CRISPR Therapeutics AG

Baarerstrasse 14

6300 Zug

Switzerland

Zurich, as of 2 July 2020

CRISPR Therapeutics AG – Swiss Legal Opinion (Registration Statement on Form S-3)

Dear Madam, Dear Sir,

We have acted as Swiss counsel to CRISPR Therapeutics AG, Zug, Switzerland (the Company) in connection (i) a registration statement on Form S-3 filed on 19 September 2018 (the Registration Statement) for the purpose of registering under the United States Securities Act of 1933, as amended (the Securities Act), up to 7,392,857 common shares, par value of CHF 0.03 each, of the Company (such common shares, the Offered Shares), and (ii) a final prospectus supplement dated 1 July 2020 relating thereto (the Prospectus), as further addressed in a certain underwriting agreement dated 30 June 2020 (the Underwriting Agreement), entered into between (i) Goldman Sachs & Co. LLC, BofA Securities, Inc. and Jefferies LLC, acting on behalf of themselves and as representatives of the several underwriters named therein and (ii) the Company.

As such counsel, we have been requested to render an opinion as to certain matters of Swiss law.

Attorneys admitted in Switzerland or in a EU/EFTA state are registered with the attorneys’ registry	Page 1 of 6

1.	Scope and Limitation of Opinion

Our opinion is strictly confined to matters of Swiss law as in force at the date hereof and as it is presently applied by the Swiss courts. Such law and its interpretation are subject to change. In the absence of explicit statutory law or established case law, we base our opinion solely on our independent professional judgment. Our opinion is strictly limited to the Documents (as defined below) and the matters stated herein and is not to be read as extending, by implication or otherwise, to any agreement or document referred to in any of the Documents or any other matter. For purposes of this opinion, we have not conducted any due diligence or similar investigation or verification as to any matters stated herein. In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English language terms as they exist under the laws of other jurisdictions.

2.	Documents

For purposes of rendering the opinion expressed herein, we have received the following documents (the Documents):

(a)	a .pdf copy of the Registration Statement;

(b)	a .pdf copy of the Prospectus;

(c)	a .pdf copy of the Underwriting Agreement;

(d)	a .pdf copy of the minutes of the Company’s shareholders’ meeting (public deed) held on 11 June 2020 (the AGM Resolution);

(e)	a .pdf copy of the certified articles of association of the Company in their version dated 11 June 2020 (the Articles);

(f)	a .pdf copy of the organizational regulations of the Company dated 18 October 2016 (the Organizational Regulations);

(g)	a .pdf copy of a certified excerpt from the registry of the Commercial Register of the Canton of Zug, dated 25 June 2020 relating to the Company (the Excerpt); and

(h)

a .pdf copy of the minutes of the meeting of the Board held on 30 June 2020 (the Board Resolution) approving, among other things, the offering and sale of the Offered Shares as contemplated in the Underwriting Agreement.

No documents have been reviewed by us in connection with this opinion other than the Documents listed in this Section 2 (Documents).

All terms used in this opinion in uppercase form shall have the meaning ascribed to them in the Registration Statement, unless otherwise defined herein.

3.	Assumptions

In rendering the opinion below, we have assumed:

(a)	the conformity to the Documents of all documents produced to us as copies, fax copies or via e-mail, and that the original was executed in the manner appearing on the copy of the draft;

(b)

the genuineness and authenticity of the signatures on all copies of the original Documents thereof which we have examined, and the accuracy of all factual information contained in, or statements given in connection with, the Documents;

(c)	the AGM Resolution has been duly resolved in meetings duly convened and has not been rescinded or amended and is in full force and effect;

(d)	the Board Resolution has been duly resolved and has not been rescinded or amended and is in full force and effect;

(e)

that the information provided in the Documents (in particular in the Excerpt, the Articles and the Organizational Regulations) are true, correct, complete and up to date as of the date hereof and that there are no facts outstanding or matters resolved that are not reflected in the Documents;

(f)	the Registration Statement has been duly filed by the Company;

(g)

the legal capacity, power and authority of each of the parties (other than the Company) to enter into and perform its obligations under the Underwriting Agreement and the relevant transaction provided under the Board

Resolution and that all consents or approvals from and filings, registrations and notifications with or to all governmental authorities (other than in Switzerland) required in connection with the execution, delivery and performance of the Underwriting Agreement have been or will have been obtained or made and are or will remain in full force and effect;

(h)	the Underwriting Agreement constitutes legal, valid, binding and enforceable obligations of the Company under the governing law;

(i)

that (i) the Registration Statement and Prospectus will continue to be effective, (ii) the issuance of and payment for the Offered Shares will be made in compliance with the Articles, the Registration Statement, the Board Resolution and the Underwriting Agreement, (iii) the consideration received by the Company for the issuance of the Offered Shares will be fully paid and will not be less than the par value of such Offered Shares, and (iv) the issuance of the Offered Shares will be made in accordance with the articles 647–652h, 931a–937 and 973c of the Swiss Code of Obligations (CO), the relevant intermediated securities regulations and commercial registry regulations, the Articles (as may be amended from time to time), the organizational regulations of the Company, any applicable law or any requirement or restriction imposed by any court or governmental body having jurisdiction on the Company;

(j)

that the issuance, transfers, offering and sale of the Offered Shares will be conducted in the manner as described in the Articles, the Registration Statement, the Prospectus, the Underwriting Agreement and the Board Resolution;

(k)

that the Offered Shares have not been and will not be (i) publicly offered, directly or indirectly, in Switzerland within the meaning of article 3 lit. h of the Swiss Financial Services Act of 15 June 2018 and/or (ii) admitted to any trading venue in Switzerland; and

(l)	all parties to the Underwriting Agreement will perform all obligations by which they are bound in accordance with the respective terms.

4.	Opinion

Based upon the foregoing and subject to the qualifications set out below, we are of the following opinion:

The Offered Shares, if and when issued, will be validly issued, fully paid in (up to their nominal value) and non-assessable.

5.	The above opinion is subject to the following qualifications:

(a)

The lawyers of our firm are members of the Swiss bar and do not hold themselves to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

(b)

This opinion is based on the current provisions of the laws of Switzerland and the regulations thereunder in effect on the date hereof and only as currently interpreted in Switzerland. Such laws and their interpretation are subject to change.

(c)	We express no opinion as regards the withdrawal of shareholders’ pre-emptive rights (Bezugsrechte) in connection with the issuance and sale of Offered Shares.

(d)	When used in this opinion, the term “non-assessable” means that no further contributions have to be made to the Company by the relevant holder of the Offered Shares.

(e)	We express no opinion as to the future availability of authorized share capital of the Company.

(f)

It should be noted that pursuant to article 706 and 706a of the CO, the shareholders are entitled to challenge resolutions adopted by the shareholders’ meeting (Generalversammlungsbeschlüsse) that violate the law or a company’s articles of association by initiating legal proceedings against a company within two months following such meeting. Such period has not lapsed with respect to the AGM Resolution.

(g)	We express no opinion as to the accuracy or completeness of the information contained in the Registration Statement and the Prospectus.

(h)	We express no opinion as to any commercial, calculating, auditing or other non-legal matters. Further, we express no opinion as to tax law.

6.	Miscellaneous

(a)	We do not assume any obligation to advise you of any changes in applicable law or any other matter that may come to our attention after the date hereof that may affect our opinion expressed herein.

(b)

We hereby consent to the filing of this opinion on the date hereof with the United States Securities and Exchange Commission as an exhibit to the Registration Statement and to the incorporation by reference of this opinion in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

(c)

This opinion and all matters relating to this opinion are governed by and shall be construed in accordance with the substantive laws of Switzerland. We confirm our understanding that all disputes arising out of or in connection with this opinion shall be subject to the exclusive jurisdiction of the courts of the Canton of Zurich, Switzerland, venue being city of Zurich.

Yours faithfully,

Walder Wyss AG

/s/ Alex Nikitine

Alex Nikitine